SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): August 21, 2017

SOLENO THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36593	77-0523891
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)
1235 Radio Road, Suite 110
Redwood City, CA 94065
(Address of principal executive offices)
(650) 213-8444
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	Other Events.

On August 21, 2017, the National Institutes of Health (NIH) awarded Soleno Therapeutics, Inc. (formerly known as Capnia, Inc.) a grant in the total aggregate amount of up to $2,076,167 in support of a project for Point of Care Breath Test to Screen for Sickle Cell Disease in Developing Nations. Of the total award, $1,057,282 is awarded for the first year and an additional $1,018,885 has been recommended for the subsequent year total cost support, subject to the availability of funds and satisfactory progress of the project. This grant is in connection with registrant’s CoSense product, and its ability to detect Carbon monoxide levels for hemolysis, which can aid in the screening for Sickle Cell disease. This additional award is the Phase II grant related to the Phase I grant awarded to the registrant in April of 2015, by the National Heart, Lung, and Blood Institute (NHLBI), a division of NIH.

The registrant has previously stated that it is in the process of evaluating its strategic options for the CoSense program. As a result, some or all of these NIH funds may not be used by the registrant.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLENO THERAPEUTICS, INC.
Date: August 22, 2017
By: /s/ David O’Toole
David O’Toole
Senior Vice President, Chief Financial Officer